UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

EARGO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39616	27-3879804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 North First Street, Suite 300
San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 351-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2023, Adam Laponis notified Eargo, Inc. (“Eargo” or the “Company”) that he will step down as Chief Financial Officer and depart Eargo on January 5, 2024. Mr. Laponis has elected to pursue an opportunity outside of Eargo.

On December 19, 2023, Eargo appointed Mark Thorpe as Chief Financial Officer, effective January 5, 2024, to succeed Mr. Laponis. Mr. Thorpe, 56, has served as the Company’s Chief Accounting Officer and principal accounting officer since January 2022 and will continue to serve as the Company’s principal accounting officer in his new role. Prior to his promotion to Chief Accounting Officer, Mr. Thorpe served as the Company’s Vice President of Finance and Corporate Controller since September 2019. Prior to Eargo, from August 2018 to June 2019, Mr. Thorpe served as the Senior Vice President of Finance and Operations at Bitmovin, Inc., a provider of web-based video infrastructure solutions. Prior to that, from October 2014 to June 2018, Mr. Thorpe served as the Vice President, Head of Finance and Administration at VeloCloud Networks, Inc. (acquired by VMWare, Inc.) a provider of cloud, software and hardware-based SD-WAN services. Mr. Thorpe has also served in various leadership roles in accounting and finance at ServiceSource, Inc., Citrix Systems, Inc., and United Parcel Services, Inc., and Mr. Thorpe began his professional career with KPMG, LLP. Mr. Thorpe holds dual masters and bachelors degrees in accounting from the University of Florida. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

There are no family relationships between Mr. Thorpe and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Thorpe will be appointed as the Company’s Chief Financial Officer. Mr. Thorpe has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of December 20, 2023, the Company has entered into a promotion letter with Mr. Thorpe in connection with his appointment as Chief Financial Offer. Mr. Thorpe will receive an annual base salary of $335,000 and a target annual discretionary cash bonus of 50% of his annual base salary. The other terms of Mr. Thorpe’s employment with the Company will remain unchanged.

The above description of the material terms of the promotion letter is qualified in its entirety by reference to the full text of the promotion letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promotion Letter by and between Eargo, Inc. and Mark Thorpe.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARGO, INC.

Date:	December 22, 2023	By:	/s/ William Brownie
William Brownie Interim Chief Executive Officer and Chief Operating Officer